EXHIBIT 4.3
SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED POOLING AND SERVICING
AGREEMENT
     THIS SECOND AMENDMENT TO SECOND AMENDED AND RESTATED POOLING AND SERVICING AGREEMENT (this “Amendment”) dated as of October 31, 2007, is made among FIRST NATIONAL FUNDING LLC, in its capacity as transferor (“Transferor”), FIRST NATIONAL BANK OF OMAHA, as servicer (“Servicer”), and THE BANK OF NEW YORK TRUST COMPANY, N.A., as successor trustee to The Bank of New York (“Trustee”) and is consented to by each of the parties executing and delivering a consent and waiver attached hereto as Exhibit D (collectively, the “Consent Parties”). Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in or pursuant to the Second Amended and Restated Pooling and Servicing Agreement dated as of October 24, 2002, among Transferor, Servicer and Trustee, as amended (the “Pooling and Servicing Agreement”).
RECITALS:
     A. Transferor, Servicer and Trustee are parties to the Pooling and Servicing Agreement.
     B. Transferor, Servicer and Trustee wish to amend the Pooling and Servicing Agreement in certain respects as set forth herein.
     NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Transferor, Servicer and Trustee hereby agree as follows:
     Section 1. Amendments.
     (a) Section 1.01 of the Pooling and Servicing Agreement is hereby amended by the addition of defined terms, as follows:
          “Indenture” means the Master Indenture, dated as of October 24, 2002, as amended, between the Note Trust and The Bank of New York Trust Company, N.A., as successor indenture trustee to The Bank of New York.
          “Indenture Supplement” means, with respect to any Note Series, a supplement to the Indenture, executed and delivered in connection with the original issue of such Note Series pursuant to Section 2.12 of the Indenture, and an amendment to the Indenture executed pursuant to Section 10.01 or 10.02 of the Indenture.
          “Indenture Trustee” means The Bank of New York Trust Company, N.A., as successor indenture trustee to The Bank of New York pursuant to the Indenture.
          “Note Series” means any series of notes issued pursuant to the Indenture.

          “Note Trust” means First National Master Note Trust.
          “Notes” means one of the Notes issued by the Note Trust pursuant to the Indenture and an Indenture Supplement, substantially in the form attached to the related Indenture Supplement.
          “Trust Estate” shall have the meaning specified in the Indenture.
     (b) Article III of the Pooling and Servicing Agreement is hereby amended by the addition of Section 3.09, as follows:
     Section 3.09. Reports to the Commission. Transferor shall file, or cause to be filed, with the Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (the “Exchange Act”). Transferor shall sign any certifications required in any filings relating to Notes or the Trust Estate required under the Exchange Act, including Section 3.02 of the Sarbanes-Oxley Act of 2002. Transferor shall, at its own expense, cooperate with any reasonable request of Servicer in connection with such filings. Each of the parties specified on Exhibit I hereto agrees to cooperate with Servicer and Transferor in connection with such filings, as specified below.
     a. Form 10-D Reporting. As set forth on Exhibit I hereto, within 5 calendar days after the Distribution Date of each month that Transferor is subject to Exchange Act reporting requirements, the parties set forth thereon shall be required to provide Servicer and Transferor, to the extent a Responsible Officer of such party has knowledge, in EDGAR-compatible form, or in such other format as otherwise agreed upon by Transferor and such party, a notice in the form of Exhibit J hereto (an “Additional Disclosure Notification”), together with the form and substance of any additional Form 10-D disclosure, if any, applicable to such party as specified on Exhibit I hereto (“Additional Form 10-D Disclosure”). Transferor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of such party’s Additional Form 10-D Disclosure on any Form 10-D required by the Exchange Act.
     b. Form 10-K Reporting. As set forth in Exhibit I hereto, no later than March 10 of each year that Transferor is subject to the Exchange Act reporting requirements, commencing in 2008, the parties set forth thereon shall be required to provide Servicer and Transferor, to the extent a Responsible Officer of such party has knowledge, in EDGAR-compatible form, or in such other format as otherwise agreed upon by Transferor and such party, an Additional Disclosure Notification in the form of Exhibit

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J hereto, together with the form and substance of any additional Form 10-K disclosure, if any, applicable to such party as specified on Exhibit I hereto (“Additional Form 10-K Disclosure”). Transferor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of such party’s Additional Form 10-K Disclosure on any Form 10-K required by the Exchange Act.
     c. Form 8-K Reporting. As set forth in Exhibit I hereto, for as long as Transferor is subject to the Exchange Act reporting requirements, no later than the close of business (New York City time) on the second Business Day after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), the parties set forth thereon shall be required to provide Servicer and Transferor, to the extent a Responsible Officer of such party has knowledge, in EDGAR-compatible form, or in such other format as otherwise agreed upon by Transferor and such party, an Additional Disclosure Notification in the form of Exhibit J hereto, together with the form and substance of the additional Form 8-K disclosure information, if any, applicable to such party as specified on Exhibit I hereto (“Additional Form 8-K Disclosure”). Transferor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of such party’s Additional Form 8-K Disclosure on any Form 8-K required by the Exchange Act.
     d. Obligation of Parties. Each party to this Agreement acknowledges the importance of timely preparation, execution and filing of Form 10-Ds, Form 10-Ks and Form 8-Ks and agrees to strictly observe all applicable deadlines in the performance of its duties under this Section 3.09.
     (c) Schedule I to Exhibit D-3 to the Pooling and Servicing Agreement is hereby deleted and replaced, in its entirety, with Schedule I attached hereto as Exhibit A.
     (d) The Pooling and Servicing Agreement is further amended by the addition of Exhibit I, Form of 10-D, Form 8-K and Form 10-K Reporting Responsibility, a form of which is attached hereto as Exhibit B.
     (e) The Pooling and Servicing Agreement is further amended by the addition of Exhibit J, Additional Disclosure Notification, a form of which is attached hereto as Exhibit C.
     Section 2. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

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     Section 3. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE GOVERNING LAW SPECIFIED IN THE POOLING AND SERVICING AGREEMENT.
[REMAINDER OF THIS PAGE INTENTIONALLY BLANK]

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     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

FIRST NATIONAL FUNDING LLC By: First National Funding Corporation Its Managing Member
By	/c/ Karlyn M. Knieriem
	Name:	Karlyn M. Knieriem
	Title:	Senior Vice President

FIRST NATIONAL BANK OF OMAHA
By	/c/ Timothy D. Hart
	Name:	Timothy D. Hart
	Title:	Senior Vice President

THE BANK OF NEW YORK TRUST COMPANY, N.A., as Trustee
By:	/c/ Corine D. Twin
	Name:	Corine D. Twin
	Title:	Assistant Vice President

EXHIBIT A
TO
SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED
POOLING AND SERVICING AGREEMENT

SCHEDULE I

Applicable
		Applicable	Servicing
		Servicing	Criteria
		Criteria for	For the
Servicing Criteria		the Servicer	Trustee
Reference	Criteria
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X (to the extent there are any material servicing activities outsourced to third parties)

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card receivables are maintained.	N/A	N/A

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	X

Cash Collection and Administration

1122(d)(2)(i)	Payments on credit card receivables are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	X	X

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X

Applicable
		Applicable	Servicing
		Servicing	Criteria
		Criteria for	For the
Servicing Criteria		the Servicer	Trustee
Reference	Criteria
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	N/A	N/A

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	X	X

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) under the Securities Exchange Act of 1934, as amended.	X	X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	N/A	N/A

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other	X

Applicable
		Applicable	Servicing
		Servicing	Criteria
		Criteria for	For the
Servicing Criteria		the Servicer	Trustee
Reference	Criteria
number of days specified in the transaction agreements.

Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the SEC, are maintained in accordance with the transaction agreements and applicable SEC requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the SEC as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the servicer.	X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer’s investor records, or such other number of days specified in the transaction agreements.		X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.		X

Pool Asset Administration
1122(d)(4)(i)	Collateral or security on credit card accounts is maintained as required by the transaction agreements or related credit card agreements.	X

1122(d)(4)(ii)	Credit card accounts and related	X

Applicable
		Applicable	Servicing
		Servicing	Criteria
		Criteria for	For the
Servicing Criteria		the Servicer	Trustee
Reference	Criteria
documents are safeguarded as required by the transaction agreements.

1122(d)(4)(iii)	Any additions, removals or substitutions to the pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)	Payments on credit card receivables, including any payoffs, made in accordance with the related credit card agreements are posted to the servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related credit card agreements.	X

1122(d)(4)(v)	The servicer’s records regarding the credit card accounts agree with the servicer’s records with respect to an obligor’s unpaid principal balance.	X

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s credit card account (e.g. loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related credit card agreements.	X

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X

Applicable
		Applicable	Servicing
		Servicing	Criteria
		Criteria for	For the
Servicing Criteria		the Servicer	Trustee
Reference	Criteria
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a credit card account is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent credit card accounts including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for credit card accounts with variable rates are computed based on the related credit card agreements.	X

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s credit card agreements, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable credit card agreements and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related credit card account, or such other number of days specified in the transaction agreements.	N/A	N/A

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.	X

Applicable
		Applicable	Servicing
		Servicing	Criteria
		Criteria for	For the
Servicing Criteria		the Servicer	Trustee
Reference	Criteria

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.	X

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.	X

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X (to the extent there is any external enhancement or other support)

EXHIBIT B
TO
SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED
POOLING AND SERVICING AGREEMENT

EXHIBIT I
FORM 10-D, FORM 8-K AND FORM 10-K
REPORTING RESPONSIBILITY
As to each item described below, the entity indicated as the Responsible Party shall be primarily responsible for reporting the information to both Servicer and Transferor pursuant to the Pooling and Servicing Agreement.
Under Item 1 of Form 10-D: a) items marked “monthly statement” are required to be included in the periodic Monthly Report to Noteholders under Section 5.03 of the applicable Indenture Supplement provided by Indenture Trustee based on information received from the Servicer and b) items marked “Form 10-D report” are required to be in the Form 10-D report but not the monthly statement, provided by the party indicated under the Pooling and Servicing Agreement. Information under all other Items of Form 10-D is to be included in the Form 10-D report.

Form	Item	Description	Servicer	Transferor	Sponsor	Trustee

10-D
	1	Distribution and Pool Performance Information

Item 1121(a) — Distribution and Pool Performance Information

		(1) Any applicable record dates, accrual dates, determination dates for calculating distributions and actual Distribution Dates for the distribution period.	X (monthly statement)

		(2) Cash flows received and the sources thereof for distributions, fees and expenses (including portfolio yield).	X (monthly statement)

		(3) Calculated amounts and distribution of the flow of funds for the period itemized by type and priority of payment, including:	X (monthly statement)

		(i) Fees or expenses accrued and paid, with an identification of the general purpose of such fees and the party receiving such fees or expenses.	X (monthly statement)

Form	Item	Description	Servicer	Transferor	Sponsor	Trustee

		(ii) Payments accrued or paid with respect to enhancement or other support identified in Item 1114 of Regulation AB (such as insurance premiums or other enhancement maintenance fees), with an identification of the general purpose of such payments and the party receiving such payments.		X (to the extent there is any Enhancement)

		(iii) Principal, interest and other distributions accrued and paid on the asset-backed securities by type and by class or series and any principal or interest shortfalls or carryovers.	X (monthly statement)

		(iv) The amount of excess cash flow or excess spread and the disposition of excess cash flow.	X (monthly statement)

		(4) Beginning and ending principal balances of the asset-backed securities.	X (monthly statement)

		(5) Interest rates applicable to the pool assets and the asset-backed securities, as applicable.	X (monthly statement)

		(6) Beginning and ending balances of transaction accounts, such as reserve accounts, and material account activity during the period.	X (monthly statement)

		(7) Any amounts drawn on any credit enhancement or other support identified in Item 1114 of Regulation AB, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable.		X (to the extent there is any Enhancement)

		(8) Number and amount of pool assets at the beginning and ending of each period, and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment amounts.	X (monthly statement)

Form	Item	Description	Servicer	Transferor	Sponsor	Trustee

		(9) Delinquency and loss information for the period.	X (monthly statement)

		In addition, describe any material changes to the information specified in Item 1100(b)(5) of Regulation AB regarding the pool assets. (methodology)	X (monthly statement)

		(10) Information on the amount, terms and general purpose of any advances made or reimbursed during the period, including the general use of funds advanced and the general source of funds for reimbursements.	X (to the extent any advances have been made)

		(11) Any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time.	X (monthly statement)

		(12) Material breaches of pool asset representations or warranties or transaction covenants.	X (monthly statement)

		(13) Information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met.	X (monthly statement)

Form	Item	Description	Servicer	Transferor	Sponsor	Trustee

		(14) Information regarding any new issuance of asset-backed securities backed by the same asset pool, any pool asset changes (other than in connection with a pool asset converting into cash in accordance with its terms), such as additions or removals in connection with a prefunding or revolving period and pool asset substitutions and repurchases (and purchase rates, if applicable), and cash flows available for future purchases, such as the balances of any prefunding or revolving accounts, if applicable.	X (monthly statement)

		Disclose any material changes in the solicitation, credit-granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select the new pool assets.	X (monthly statement)

		Item 1121(b) — Pre-Funding or Revolving Period Information Updated pool information as required under Item 1121(b).	X (monthly statement, material changes to pool assets, if any)	X (changes to Originators and Significant Obligors, if any)

	2	Legal Proceedings

Item 1117 — Legal proceedings pending against the following entities, or their respective property, that is material to the holders of Notes, including proceedings known to be contemplated by governmental authorities:

		Sponsor (Seller)			X

		Transferor		X

		Trustee				X

Form	Item	Description	Servicer	Transferor	Sponsor	Trustee

		Issuer		X

		Servicer or other servicer servicing 20% or more of pool assets at time of report, other material servicers (each as to itself)	X

		Originator of 20% or more of pool assets as of the Cut-off Date		X

	3	Sales of Securities and Use of Proceeds

		Provide the information required by Part II, Item 2 of Form 10-Q. Regarding information from Item 2(a) of Part II of Form 10-Q:		X

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K. Pricing information can be omitted if securities were not registered. Also provide the information required by Item 1113(e) of Regulation AB.

	4	Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

		Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)		X

	5	Submission of Matters to a Vote of Security Holders

		Information from Item 4 of Part II of Form 10-Q				X

Form	Item	Description	Servicer	Transferor	Sponsor	Trustee

	6	Significant Obligors of Pool Assets

Item 1112(b) — Significant Obligor Financial Information*

		*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.	X	X

	7	Significant Enhancement Provider Information

		Item 1114(b)(2) — Credit Enhancement Provider Financial Information* Determining applicable disclosure threshold	X (to the extent there is an Enhancement Provider)	X (to the extent there is an Enhancement Provider)

X
		Notifying the applicable party of the need to request required financial information or effecting incorporation by reference	X (to the extent there is an Enhancement Provider)	(to the extent there is an Enhancement Provider)

Item 1115(b) — Derivative Counterparty Financial Information*

		Determining current maximum probable exposure	X (to the extent there is a Derivative Counterparty)	X (to the extent there is a Derivative Counterparty)

		Determining current significance percentage	X (to the extent there is a Derivative Counterparty)	X (to the extent there is a Derivative Counterparty)

Form	Item	Description	Servicer	Transferor	Sponsor	Trustee

Notifying the applicable party of the need to request required financial information or effecting incorporation by reference

		*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.	X (to the extent there is a Derivative Counterparty)	X (to the extent there is a Derivative Counterparty)

	8	Other Information

		Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	The Responsible Party for the applicable Form 8-K as indicated below.

	9	Exhibits

		Distribution report	X

		Exhibits required by Item 601 of Regulation S-K, such as material agreements		X

ADDITIONAL FORM 10-K DISCLOSURE

Form	Item	Description	Servicer	Transferor	Sponsor	Trustee
10-K	Must be filed within 90 days of the fiscal year end for the registrant.

	9B	Other Information

Disclose any information required to be reported on Form 8-K during the period since the last required
		distribution report on Form 10-D.	The Responsible Party for the applicable Form 8-K as indicated above

	15	Exhibits and Financial Statement Schedules

		Item 1112(b) — Significant Obligor Financial Information	X (to the extent there are any Significant Obligors)	X (to the extent there are any Significant Obligors)

Item 1114(b)(2) — Credit Enhancement Provider

		Determining applicable disclosure threshold	X (to the extent there is an Enhancement Provider)	X (to the extent there is an Enhancement Provider)

		Requesting required financial information or effecting incorporation by reference	X (to the extent there are is an Enhancement Provider)	X (to the extent there is an Enhancement Provider)

Form	Item	Description	Servicer	Transferor	Sponsor	Trustee
Item 1115(b) — Derivative Counterparty Financial Information

			X	X
		Determining current maximum probable exposure	(to the extent there is a Derivative Counter- party)	(to the extent there is a Derivative Counter- party)

		Notifying the applicable party of the need to request required financial information or effecting incorporation by reference	X (to the extent there is a Derivative Counter- party)	X (to the extent there is a Derivative Counter- party)

Item 1117 — Legal proceedings pending against the following entities, or their respective property, that is material to holders of Notes, including proceedings known to be contemplated by governmental authorities:

		Sponsor			X

		Transferor		X

		Trustee				X

		Issuer		X

		Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers (each as to itself)	X

		Originator of 20% or more of pool assets as of the Cut-off Date		X

Item 1119 — Affiliations and relationships between the following entities, or their respective affiliates, that are material to holders of Notes:

		Sponsor			X

Form	Item	Description	Servicer	Transferor	Sponsor	Trustee
		Transferor		X

		Trustee				X

		Servicer or other servicer servicing 20% or more of pool assets at time of report, other material servicers (each as to itself)	X

		Originator		X

X
		Credit Enhancer/Support Provider		(to the extent there is a Credit Enhancer/ Support Provider)

		Significant Obligor	X	X

		Item 1122 — Assessment of Compliance with Servicing Criteria	X			X

		Item 1123 — Servicer Compliance Statement	X

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ADDITIONAL FORM 8-K DISCLOSURE

Form	Item	Description	Servicer	Transferor	Sponsor	Trustee
8-K	Must be filed within 4 business days of an event reportable on Form 8-K.

	1.01	Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

		Examples: servicing agreement, custodial agreement. NOTE: disclosure not required as to definitive agreements that are fully disclosed in the prospectus.	X	X	X (if Servicer is not a party)	X (if Servicer is not a party and if Trustee is a party)

	1.02	Termination of a Material Definitive Agreement

Disclosure is required regarding termination of any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

		Examples: servicing agreement, custodial agreement.	X	X	X (if Servicer is not a party)	X (if Servicer is not a party and Trustee is a party)

I-3

Form	Item	Description	Servicer	Transferor	Sponsor	Trustee
	1.03	Bankruptcy or Receivership

Disclosure is required regarding the bankruptcy or receivership, if known to the Transferor, with respect to any of the following:

		Sponsor (Seller), Transferor, Master Servicer, affiliated Servicer, other Servicer servicing 20% or more of pool assets at time of report, other material servicers, Certificate Administrator, Trustee, significant obligor, credit enhancer (10% or more), derivatives counterparty, Custodian (each as to itself)	X	X	X	X

	2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

		Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cashflows/amortization schedule	X	X

	3.03	Material Modification to Rights of Security Holders

		Disclosure is required of any material modification to documents defining the rights of holders of Notes, including the Indenture	X	X		X (if Trustee is a party thereto)

	5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

		Disclosure is required of any amendment “to the governing documents of the issuing entity”	X	X

I-4

Form	Item	Description	Servicer	Transferor	Sponsor	Trustee
	5.06	Change in Shell Company Status

[Not applicable to ABS issuers]

	6.01	ABS Informational and Computational Material		X

	6.02	Change of Servicer, Securities Administrator or Trustee

		Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers, certificate administrator or trustee.	X	X

		Reg AB disclosure about any new servicer (from entity appointing new servicer) or trustee (from Transferor) is also required.		X

	6.03	Change in Credit Enhancement or Other External Support

		Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided. Applies to external credit enhancements as well as derivatives.		X (to the extent there is any Enhancement)

		Reg AB disclosure about any new enhancement provider is also required.		X (to the extent there is any Enhancement)

	6.04	Failure to Make a Required Distribution				X

	6.05	Securities Act Updating Disclosure

		If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual assets pool.	X	X

I-5

Form	Item	Description	Servicer	Transferor	Sponsor	Trustee
		If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.		X

	7.01	Regulation FD Disclosure	X	X	X

	8.01	Other Events

		Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to security holders.			X

	9.01	Financial Statements and Exhibits	The Responsible Party applicable to reportable event.

I-6

EXHIBIT C
TO
SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED
POOLING AND SERVICING AGREEMENT

EXHIBIT J
ADDITIONAL DISCLOSURE NOTIFICATION
First National Bank of Omaha
1620 Dodge Street, Stop Code 3395
Omaha, Nebraska 68197-3395
Attention: Mr. Timothy D. Hart
First National Funding LLC
c/o First National Bank of Omaha
1620 Dodge Street, Stop Code 3281
Omaha, Nebraska 68197-3281
Attention: Ms. Karlyn M. Knieriem
     Re: **Additional Form [10-D][10-K][8-K] Disclosure**Required
Ladies and Gentlemen:
In accordance with Section 3.09 of the Second Amended and Restated Pooling and Servicing Agreement dated as of October 24, 2002, as amended, among First National Funding LLC, as Transferor, First National Bank of Omaha, as Servicer, and The Bank of New York Trust Company, N.A., as successor Trustee to The Bank of New York, the undersigned hereby notifies you that certain events have come to our attention that [will][may] need to be disclosed on Form [10-D][10-K] [8-K].
Description of Additional Form [10-D][10-K][8-K] Disclosure:
List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:
Any inquiries related to this notification should be directed to [               ], phone number :[     ]; email address:[                     ].

[NAME OF PARTY], as [role]
By:
Name:
Title:

EXHIBIT D
TO
SECOND AMENDMENT TO
SECOND AMENDED AND RESTATED
POOLING AND SERVICING AGREEMENT
WAIVER AND CONSENTS